UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Clearway Energy LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 27, 2024, LV-Daggett Parent Holdco LLC (the “Purchaser”), a subsidiary of Clearway Energy LLC (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with D1-LV CE Seller LLC (the “Seller”), an affiliate of Clearway Energy Group LLC.  Pursuant to the terms of the Purchase Agreement, Purchaser will acquire from Seller certain limited liability company membership interests in D1-LV TargetCo LLC (“Target Company”), which, subject to certain terms and conditions referenced in the Purchase Agreement, will become the indirect owner of all of the limited liability company interests in Luna Valley Solar I, LLC (“Luna Valley Solar”) and Daggett Solar Power I LLC (“Daggett Solar Power”) for a base purchase price of approximately $89.7 million with respect to Luna Valley Solar, and approximately $53.2 million with respect to Daggett Solar Power, in each case, in cash and subject to customary working capital adjustments (the “Transaction”). Luna Valley Solar is developing and constructing an approximately 200 megawatt alternating current solar photovoltaic energy generating facility and associated infrastructure in Fresno County, California. Daggett Solar Power is developing an approximately 113 megawatt battery energy storage system and associated infrastructure in San Bernardino, California. At closing, Purchaser will acquire 999 units of the Target Company, which will represent 100% of the class A units of the Target Company. Seller will distribute the remaining one unit to Clearway Renew, LLC, with such unit being converted into 100% of the class C units of the Target Company.

The Purchase Agreement contains customary representations and warranties and covenants made by each of the parties. Each of the Purchaser and the Seller are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The closing of the Transaction is subject to customary closing conditions and certain third-party actions. The closing of the Transaction is expected to occur during the second half of 2025.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Christopher S. Sotos informed Clearway Energy, Inc. (“Clearway, Inc.”), the parent company of the Company, on April 30, 2024 that, effective as of June 30, 2024, he will move on from his position as President and Chief Executive Officer of Clearway, Inc. and the Company. On June 20, 2024, Clearway, Inc. entered into a Consulting Agreement with Mr. Sotos (the “Consulting Agreement”), pursuant to which, effective July 1, 2024 (the “Effective Date”), Mr. Sotos will provide certain transition, advisory and consulting services (the “Services”) to the Corporate Governance, Conflicts and Nominating Committee of the Board of Directors of Clearway, Inc. The Consulting Agreement commenced on the Effective Date and will continue for two months until August 31, 2024, and thereafter will automatically renew for successive two-month terms unless terminated earlier by either party in accordance with the terms thereof.

Pursuant to the Consulting Agreement, Mr. Sotos will be paid, as compensation for the Services, (i) a fee of $33,334 for each two-month term under the Consulting Agreement and (ii) in the event Mr. Sotos performs Services in excess of 20 hours in any two-month period, a prorated amount for such excess hours at an hourly rate of $1,500. Mr. Sotos will also be reimbursed for certain reasonable and actual out-of-pocket expenses incurred in performing the Services.

The Consulting Agreement contains a non-disclosure of confidential information provision and provides that the restrictive covenants set forth in Mr. Sotos’ Amended and Restated Employment Agreement, dated as of September 23, 2021, as amended, superseded or supplemented by the Separation and General Release, dated as of April 30, 2024, between Clearway, Inc. and Mr. Sotos, will remain in effect with respect to Mr. Sotos.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†*	Membership Interest Purchase Agreement, dated as of June 27, 2024, by and between D1-LV CE Seller LLC and LV-Daggett Parent Holdco LLC.

10.2	Consulting Agreement by and between Clearway Energy, Inc. and Christopher Sotos, dated June 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.
*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date: July 30, 2024